UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): November 29, 2006

Alternative Loan Trust 2006-39CB
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-131630-72

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-131630

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The tables attached hereto as Exhibit 99.1 describe characteristics of the final mortgage loans in loan group 1 and as of the related cut-off date. All percentages set forth below have been calculated based on the respective Stated Principal Balance of the mortgage loans as of the related cut-off date. The sum of the columns may not equal the respective totals due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any mortgage loan for which the FICO credit score is not available.

Because there was no funding period for loan group 2 and no transfer of additional mortgage loans to the Issuing Entity with respect to loan group 2, no information regarding loan group 2 is provided herein. The characteristics of the mortgage loans in loan group 2 can be found in the prospectus supplement relating the Issuing Entity, as filed with the Securities and Exchange Commission on December 4, 2006 under Rule 424(b)(5).

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the related prospectus supplement, as filed with the Securities and Exchange Commission on December 4, 2006 under Rule 424(b)(5).

Item 9.01.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.   Description

99.1	Characteristics of the final mortgage pool.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC. By: /s/ Darren Bigby Name: Darren Bigby Title: Vice President

Dated: December 20, 2006

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the final mortgage pool.